Exhibit 24.1

Power of Attorney

Each director and executive officer of Consumers Bancorp, Inc. (the “Company”) whose signature appears below hereby constitutes, authorizes and appoints Ralph J. Lober, II and Renee K. Wood, and each of them, with full power to act without the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign and to cause to be filed with the Securities and Exchange Commission the Company’s Registration Statement on Form S-4 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to the Registration Statement, including any and all exhibits and other documents required to be included with the Registration Statement and any amendments thereto, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, including every act whatsoever that such attorney may deem necessary or advisable to be done in connection with the Registration Statement and any amendment thereto, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument to be effective as of August 8, 2019.

Signature

/s/ Ralph J. Lober II
Ralph J. Lober II, Director, President and Chief Executive Officer
(principal executive officer)

/s/ Laurie L. McClellan
Laurie L. McClellan, Chairman of the Board of Directors

/s/ Renee K. Wood
Renee K. Wood, Chief Financial Officer and
Treasurer (principal financial officer and principal accounting officer)

/s/ Bradley Goris
Bradley Goris, Director

/s/ David W. Johnson
David W. Johnson, Director

Thomas M. Kishman, Director

/s/ Frank L. Paden
Frank L. Paden, Director

/s/ John P. Furey
John P. Furey, Director

/s/ Richard T. Kiko, Jr.
Richard T. Kiko, Jr., Director

/s/ Phillip R. Mueller
Phillip R. Mueller, Director

/s/ Harry W. Schmuck, Jr.
Harry W. Schmuck, Jr., Director